UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 23, 2013

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada Flintridge, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Class B Shares Regain Compliance with Nasdaq Listing Rules

On October 24, 2013, Sport Chalet, Inc. (the “Company”) received a letter from the staff (“the Staff”) of the NASDAQ Stock Market (“Nasdaq”) notifying the Company that it has regained compliance with the requirement for continued listing set forth in Rule 5460(a)(2) (the “Rule”) of the Nasdaq Listing Rules.

As previously disclosed, on April 23, 2013, the Staff notified the Company that its Class B Common Stock had failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $1 million over the previous 30 consecutive business days as required by the Rule. The Staff also notified the Company that it had a period of 180 calendar days in which to regain compliance. In a letter dated October 24, 2013, the Staff informed the Company that it had determined that the MVPHS of the Company’s Class B Common Stock has been $1 million or greater for the prior ten consecutive business days, from October 10, 2013 to October 23, 2013 and, accordingly, the Company has regained compliance with the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPORT CHALET, INC.

Date:October 28, 2013	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance,
Chief Financial Officer and Secretary